UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2012

DTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road

Calabasas, CA

(Address of principal executive offices, with zip code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Stockholders of DTS, Inc., held on May 10, 2012.

1.                    To elect two members of the Board.  The stockholders elected two Class III directors to hold office until the 2015 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier death, resignation or removal, by the following votes:

Name of Directors Elected	For	Withhold	Broker Non-Votes
V. Sue Molina	15,122,872	294,637	464,350

Ronald N. Stone	15,087,818	329,691	464,350

The following individuals are continuing directors with terms expiring upon the 2013 Annual Meeting of Stockholders:  Craig S. Andrews, L. Gregory Ballard and Bradford D. Duea.

The following individuals are continuing directors with terms expiring upon the 2014 Annual Meeting of Stockholders:  Joerg D. Agin and Jon E. Kirchner.

2.             To vote on approval of the DTS, Inc. 2012 Equity Incentive Plan.  The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
11,413,288	3,717,789	286,432	464,350

3.                    To vote on an advisory (non-binding) basis on the compensation of our named executive officers.  The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
11,104,603	4,014,812	298,094	464,350

4.             To ratify the appointment of Grant Thornton LLP to serve as the independent registered public accountant for the 2012 fiscal year.  The proposal was approved by the following vote:

For	Against	Abstain
15,876,369	2,990	2,500

Item 8.01  Events.

On May 10, 2012 the Board reelected Joerg D. Agin as the Board’s lead independent director for the ensuing year, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: May 14, 2012	By:	/s/ Melvin Flanigan

Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer
(principal financial and accounting officer)